As filed with the Securities and Exchange Commission on June 13, 2001

                                                   Registration No. ____________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                               DIME BANCORP, INC.
                              ------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                      11-3197414
               --------                                      ----------
      (State or Other Jurisdiction of                     (I.R.S. Employer
      Incorporation or Organization)                      Identification No.)

      589 Fifth Avenue, New York, New York                       10017
      ------------------------------------                       -----
      (Address of Principal Executive Offices)                 (Zip Code)

                   DIME BANCORP, INC. STOCK INCENTIVE PLAN and
                  DIME BANCORP, INC. 1991 STOCK INCENTIVE PLAN
                  --------------------------------------------
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                   ------------------------------------------
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
Title of securities to   Amount to be           Proposed maximum       Proposed maximum       Amount of
be registered            registered             offering price per     aggregate offering     registration fee
                                                share(1)               price
---------------------------------------------------------------------------------------------------------------
common stock, par        2,600,000              $35.95                 $93,470,000            $23,367.50
value $.01 per share
---------------------------------------------------------------------------------------------------------------



--------

1* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on June 11, 2001, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1991 Stock Incentive Plan.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also covers the shares of Common Stock previously registered under Registration Statement Nos. 33-88552, 333-04477 and 333-51941.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

      (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

      (ii) The Company's Registration Statement on Form S-8 No. 33-88552 as filed with the Commission on January 18, 1995;

      (iii) The Company's Registration Statement on Form S-8 No. 333-04477 as filed with the Commission on May 24, 1996;

      (iv) The Company's Registration Statement on Form S-8 No. 333-51941 as filed with the Commission on May 6, 1998;

      (v) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

      (vi) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

      (vii) The Company's Current Reports on Form 8-K, dated January 19, 2001 (2 filings, one of which is amended on a Form 8-K/A, dated January 22,
            2001), February 5, 2001, February 21, 2001, March 13, 2001, and
            April 20, 2001.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of June, 2001.

                                    DIME BANCORP, INC.
                                    (Registrant)


                                   By:  /s/ Lawrence J. Toal
                                        --------------------------------------
                                        Lawrence J. Toal
                                        Chief Executive Officer, President
                                         and Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of June 13, 2001. In addition, the undersigned hereby constitute and appoint Lawrence J. Toal and James E. Kelly, or either of them acting alone, each with the full power of substitution and resubstitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 relating to the Dime Bancorp, Inc. 1991 Stock Incentive Plan (the "Registration Statement"), and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he or she might or could do in person, and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

               Signature                                Title

   /s/ Lawrence J. Toal                  Chief Executive Officer,
--------------------------------         President, Chief Operating Officer
            Lawrence J. Toal             and a Director
                                         (Principal Executive Officer)


   /s/ Anthony P. Terracciano            Chairman of the Board
--------------------------------
         Anthony P. Terracciano


   /s/ Derrick D. Cephas                 Director
--------------------------------
           Derrick D. Cephas


   /s/ Frederick C. Chen                 Director
--------------------------------
       Frederick C. Chen


/s/ J. Barclay Collins II                Director
--------------------------------
      J. Barclay Collins II


   /s/ Richard W. Dalrymple              Director
--------------------------------
       Richard W. Dalrymple


   /s/ James F. Fulton                   Director
--------------------------------
         James F. Fulton

   /s/ James M. Large, Jr.               Director
--------------------------------
       James M. Large, Jr.


   /s/ Fred B. Koons                     Director
--------------------------------
          Fred B. Koons


   /s/ Virginia M. Kopp                  Director
--------------------------------
        Virginia M. Kopp


                                         Director
--------------------------------
     Margaret Osmer-McQuade


   /s/ John Morning                      Director
--------------------------------
         John Morning


   /s/ Howard H. Newman                  Director
--------------------------------
       Howard H. Newman


                                         Director
--------------------------------
     Sally Hernandez-Pinero


   /s/ Eugene G. Schulz, Jr.             Director
--------------------------------
      Eugene G. Schulz, Jr.


   /s/ Howard Smith                      Director
--------------------------------
         Howard Smith


   /s/ Norman R. Smith                   Director
--------------------------------
        Norman R. Smith


   /s/ Ira T. Wender                     Director
--------------------------------
        Ira T. Wender


   /s/ Anthony R. Burriesci              Chief Financial Officer
--------------------------------
      Anthony R. Burriesci


   /s/ John F. Kennedy                   Controller
--------------------------------
        John F. Kennedy

                                  EXHIBIT INDEX


Exhibit No.

4.1 Copies of Amendments to the Dime Bancorp, Inc. 1991 Stock incentive Plan, effective as of April 20, 2001

5.1 Opinion of Counsel regarding the Legality of the Common Stock Being Registered by the Company

23.1  Consent of Counsel (included in Exhibit 5.1)

23.2  Consent of KPMG LLP